UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2014

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

On September 8, 2014, Lion Biotechnologies, Inc. announced that its annual meeting of stockholders (the “2014 Annual Meeting”) will be held on Monday, November 3, 2014, at 9:00 a.m. Pacific Standard Time, at the company’s offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.  Holders of record at the close of business on September 8, 2014 will be entitled to vote at the meeting.

In order for a stockholder to submit any such proposal for inclusion in Lion Biotechnologies’ proxy statement for the 2014 Annual Meeting, the proposal must be received by Lion Biotechnologies’ Corporate Secretary at Lion Biotechnologies’ principal executive offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367 no later than the close of business on September 19, 2014, which the company has determined to be a reasonable time before the company’s proxy statement is due to be printed and mailed.  In addition, in order for a stockholder to submit nominations for election to the Board and/or propose any other business at the 2014 Annual Meeting (other than proposals submitted for inclusion in Lion Biotechnologies’ proxy statement for the 2014 Annual Meeting), a stockholder must provide written notice that is received by the company’s Corporate Secretary at the company’s offices at address set forth above no later than Friday, September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: September 8, 2014	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer